Exhibit 10.1

CERTAIN PORTIONS OF THIS EXHIBIT (INDICATED BY [***]) HAVE BEEN EXCLUDED PURSUANT TO ITEM 601(B)(10) OF REGULATION S-K BECAUSE THEY ARE BOTH NOT MATERIAL AND ARE THE TYPE THAT THE COMPANY TREATS AS PRIVATE AND CONFIDENTIAL.

PURCHASE AND SALE AGREEMENT

dated as of March 8, 2023

between

MACROGENICS, INC.

and

DRI HEALTHCARE ACQUISITIONS LP

TABLE OF CONTENTS

Page

ARTICLE I DEFINED TERMS AND RULES OF CONSTRUCTION    1
Section 1.1    Defined Terms    1
Section 1.2    Rules of Construction    8
ARTICLE II PURCHASE AND SALE OF THE PURCHASED ROYALTY INTEREST    9
Section 2.1    Purchase and Sale.    9
Section 2.2    Purchase Price    11
Section 2.3    No Assumed Obligations    11
Section 2.4    Excluded Assets    11
Section 2.5    Milestone Payments    11
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE SELLER    13
Section 3.1    Existence; Organization    13
Section 3.2    No Conflicts    13
Section 3.3    Authorization; Enforceability    13
Section 3.4    Ownership    14
Section 3.5    Governmental and Third Party Authorizations    14
Section 3.6    No Litigation    14
Section 3.7    No Brokers’ Fees    14
Section 3.8    Compliance with Laws    14
Section 3.9    Intellectual Property Matters    15
Section 3.10    Asset Purchase Agreement    16
Section 3.11    UCC Matters    17
Section 3.12    Taxes    18
Section 3.13    Solvency    18
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE PURCHASER    18
Section 4.1    Organization    18
Section 4.2    No Conflicts    18
Section 4.3    Authorization; Enforceability    18
Section 4.4    Governmental and Third Party Authorizations    18
Section 4.5    No Litigation    19
Section 4.6    Funds Available    19
ARTICLE V COVENANTS    19
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TABLE OF CONTENTS CONTINUED
Page
Section 5.1    Public Announcement    19
Section 5.2    Further Assurances.    20
Section 5.3    Royalty Reports; Notices and Correspondence    20
Section 5.4    Misdirected Payments; Late Fee.    21
Section 5.5    Set-Offs    22
Section 5.6    Maintenance of Asset Purchase Agreement.    22
Section 5.7    Enforcement of Asset Purchase Agreement    23
Section 5.8    No Assignment; No Liens    25
Section 5.9    Audits    25
Section 5.10    Tax Matters.    25
Section 5.11    Change of Name, Jurisdiction, Etc    27
Section 5.12    Provention Directions    27
ARTICLE VI THE CLOSING    27
Section 6.1    Closing    27
Section 6.2    Payment of Initial Purchase Price    27
Section 6.3    Closing Deliverables    28
ARTICLE VII INDEMNIFICATION    28
Section 7.1    Indemnification by the Seller    28
Section 7.2    Indemnification by the Purchaser    29
Section 7.3    Procedures for Third Party Claims    29
Section 7.4    Other Claims    31
Section 7.5    Limitations on Liability    31
Section 7.6    Exclusive Remedy; Set-Offs    32
ARTICLE VIII CONFIDENTIALITY    33
Section 8.1    Confidentiality    33
Section 8.2    Termination of Existing Confidentiality Agreement    34
Section 8.3    Required Disclosure    34
Section 8.4    Permitted Disclosure.    35
Section 8.5    Certificates.    35
ARTICLE IX TERMINATION    37
Section 9.1    Termination of Agreement    37

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TABLE OF CONTENTS CONTINUED
Page
Section 9.2    Effect of Termination    37
ARTICLE X MISCELLANEOUS    38
Section 10.1    Specific Performance    38
Section 10.2    Notices    38
Section 10.3    Successors and Assigns    39
Section 10.4    Independent Nature of Relationship    40
Section 10.5    Entire Agreement    40
Section 10.6    No Third Party Beneficiaries    40
Section 10.7    Governing Law; Jurisdiction; Venue; Consent to Service.    41
Section 10.8    Waiver of Jury Trial    41
Section 10.9    Severability    42
Section 10.10 Counterparts    42
Section 10.11 Amendments; No Waivers    42
Section 10.12 Cumulative Remedies    42
Section 10.13 Table of Contents and Headings    42
Exhibit A Asset Purchase Agreement Exhibit B Bill of Sale
Exhibit C Initial Provention Instruction Exhibit D Purchaser Account
Exhibit E Seller Account

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PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT (this “Agreement”) dated as of March 8, 2023 is between MacroGenics, Inc., a Delaware corporation (the “Seller”), and DRI Healthcare Acquisitions LP, a Delaware limited partnership (the “Purchaser”). The Seller and the Purchaser are referred to herein as the “parties”.

W I T N E S S E T H :

WHEREAS, pursuant to the Asset Purchase Agreement, Provention agreed to pay to the Seller, and the Seller has the right to receive, the Royalty; and

WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, the Purchased Royalty Interest, upon and subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties set forth herein and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto covenant and agree as follows:

ARTICLE I
DEFINED TERMS AND RULES OF CONSTRUCTION

Section 1.1 Defined Terms. The following terms, as used herein, shall have the following respective meanings:

“Affiliate” means, with respect to any designated Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such designated Person. For purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative to the foregoing.

“Agreed Amount” has the meaning set forth in Section 7.4. “Agreement” has the meaning set forth in the preamble. “Applicable Amount” has the meaning set forth in Section 8.5(a).
“Asset Purchase Agreement” means that certain Asset Purchase Agreement, dated May 7, 2018, by and between the Seller and Provention, as amended by that certain Amendment No. 1 to Asset Purchase Agreement dated as of November 30, 2022.

“Audit Report” has the meaning set forth in Section 5.9.

“Bill of Sale” means that certain bill of sale, dated as of the Closing Date, executed by the Seller and the Purchaser, substantially in the form attached hereto as Exhibit B.

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“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by applicable Law to remain closed.

“Claim Notice” has the meaning set forth in Section 7.4. “Closing” has the meaning set forth in Section 6.1. “Closing Date” has the meaning set forth in Section 6.1.
“Code” means the U.S. Internal Revenue Code of 1986, as amended, and the regulations thereunder.

“Confidential Information” has the meaning set forth in Section 8.1. “Confidentiality Restriction” has the meaning set forth in Section 8.5. “Disclosing Party” has the meaning set forth in Section 8.1.
“Disclosure Schedules” means the Disclosure Schedules delivered by the Seller to the Purchaser concurrently with the execution and delivery of this Agreement.

“Earn-Out Term” has the meaning ascribed to such term in the Asset Purchase Agreement.

“Escrow Account” means the segregated account established pursuant to the Paying Agent Agreement, into which (a) until the [***], or if the [***] and does not provide for [***], all payments by Provention under the Asset Purchase Agreement, including the Purchased Royalty Interest and the Retained Interest, are to be remitted pursuant to the Initial Provention Instruction and (b) following [***], if the [***] provides for [***], all payments by Provention in respect of the Royalty, and [***].
“Existing Confidentiality Agreement” has the meaning set forth in Section 10.6.
“[***]” means [***].
“FDA” means the U.S. Food and Drug Administration or any successor agency thereto. “Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority (including supranational authority), commission, instrumentality, regulatory body, court, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Initial Provention Instruction” means the direction letter to Provention in the form attached hereto as Exhibit C.

“Initial Purchase Price” has the meaning set forth in Section 2.2(a). “IRS Withholding Form” has the meaning set forth in Section 5.10(d).

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“Judgment” means any judgment, order, stipulation, consent order, ruling, injunction, assessment, award, writ or decree.

“Knowledge” means, with respect to the Seller, [***].

“Law” means any law, statute, rule, regulation or ordinance issued or promulgated by a Governmental Authority.

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property or other priority or preferential arrangement of any kind or nature whatsoever.

“Loss” means any loss, assessment, award, cause of action, claim, charge, cost, damage, expense (including expenses of investigation and attorneys’ fees), fine, Judgment, liability, obligation, penalty.

“Material Adverse Effect” means (a) a material adverse effect on the legality, validity or enforceability of any of the Transaction Documents or the Asset Purchase Agreement, (b) a material adverse effect on the ability of the Seller to perform its obligations under any of the Transaction Documents or under the Asset Purchase Agreement, (c) a material adverse effect on the rights or remedies of the Purchaser under any of the Transaction Documents to which it is a party, (d) a material adverse effect on the rights of the Seller under the Asset Purchase Agreement that relate to, or involve or otherwise affect, the Purchased Royalty Interest, (e) an adverse effect in any material respect on the timing, amount or duration of the Purchased Royalty Interest or (f) an adverse effect in any respect on the right of the Purchaser to receive the Purchased Royalty Interest.

“Milestone Payments” means the Non-Sales Milestone Payment and the Sales-Based Milestone Payment (each, a “Milestone Payment”).

“Net Sales” has the meaning ascribed to such term in the Asset Purchase Agreement.
“Non-Permitted Reduction” means (a) any set-off, counterclaim, downward adjustment, credit, reduction or deduction, by contract or otherwise, exercised by Provention against the Purchased Royalty Interest (other than any Permitted Reduction) in respect of a claim against the Seller, including any amounts actually or allegedly owed by the Seller to Provention and [***].

“Non-Sales Milestone Payment” means:

(a)If the [***] is achieved and the [***] has not previously been achieved, [***];

(b)If the [***] is achieved [***] and the [***] has not previously been achieved or is achieved [***]; or

(c)If the [***] is achieved on [***] and the [***] has not previously been achieved, [***].

“Paying Agent” means Wilmington Trust, N.A., as escrow agent.

“Paying Agent Agreement” means an escrow agreement, in a form reasonably acceptable to the Seller and the Purchaser, by and among the Seller, the Purchaser, and the Paying Agent.

“Payor” has the meaning set forth in Section 5.10(g).

“Permitted Reduction” means any of the following: (a) any adjustments, modifications, credits, offsets, reductions or deductions to payments of the Purchased Royalty Interest made

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pursuant to Section 3.3(b) of the Asset Purchase Agreement, (b) any adjustments, modifications, credits, offsets, reductions or deductions to payments of the Purchased Royalty Interest made pursuant to Section 3.3(c) of the Asset Purchase Agreement or [***].

“Person” means any natural person, firm, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or any other legal entity, including public bodies, whether acting in an individual, fiduciary or other capacity.

“[***]” means the [***]:

(a)(i) the issue of a public press release or current or periodic report filed with the SEC under the U.S. Securities Exchange Act of 1934, as amended, by [***] or any Third Party acting on behalf of [***] or (ii) the issue of other public disclosure by [***] or any Third Party acting on behalf of [***] in a presentation at a [***], such as the [***], or (iii) the publication of an [***], stating, in each case (i)- (iii), (1) that the [***] (which, for the avoidance of doubt, shall mean the [***] as of the date of this Agreement, i.e., the [***] and (2) that such [***];

and

(b)(i) the announcement that [***], on the one hand, and [***], on the other hand, have [***] or (ii) the announcement that [***]or an Affiliate of [***] that [***], on the one hand, and a [***], on the other hand, have entered into a definitive agreement for a [***] of the type described in clause (a) or clause (b) of the [***], and solely if [***], in each case (i) and (ii) via a public press release or other public disclosure made in a current or periodic report filed with the SEC under the U.S. Securities Exchange Act of 1934, as amended, by [***] or such Affiliate, as applicable, or the [***] that is party to such [***].

For clarity, the events set forth in clauses (a) and (b) [***] so long as [***].

“Proceeds” means all amounts actually recovered by the Seller as a result of any settlement or resolution of any actions, suits, proceedings, claims or disputes related to the Purchased Royalty Interest or enforcement of the Asset Purchase Agreement pursuant to this Agreement.

[***]

“Provention” means Provention Bio, Inc. and its successors and assigns.

“Provention Confidential Information” means any and all Confidential Information (as defined in the Asset Purchase Agreement) disclosed by Provention or its Affiliates (as defined in the Asset Purchase Agreement) under the Asset Purchase Agreement and Confidential Information (as defined in the Asset Purchase Agreement) deemed to be the Confidential Information (as defined in the Asset Purchase Agreement) of Provention as provided in the last sentence of the definition of “Confidential Information”.
[***]
“Purchase Price” has the meaning set forth in Section 2.2(a).
“Purchased Royalty Interest” means all of the Seller’s right, title and interest in and to (a) [***] of the Royalty payable in respect of the [***] of worldwide annual Net Sales of the Royalty Product in a given calendar year during the Earn-Out Term plus (b) fifty percent (50%) of the Royalty payable in respect of worldwide annual Net Sales of the Royalty Product in such

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calendar year [***] of worldwide annual Net Sales of the Royalty Product referenced in clause (a) for such calendar year.

“Purchaser” has the meaning set forth in the preamble.

“Purchaser Account” means the account set forth on Exhibit D or such other account as may be designated by the Purchaser in writing from time to time.

“Purchaser Indemnified Party” has the meaning set forth in Section 7.1.

        [***]

“[***]” has the meaning set forth in Section 2.5(a). “Receiving Party” has the meaning set forth in Section 8.1.
“Representatives” has the meaning set forth in Section 8.3.

“Retained Interest” means (i) the excess, if any, of the Royalty paid, owed, accrued or otherwise payable by Provention under the Asset Purchase Agreement over the Purchased Royalty Interest and (ii) the amounts paid, owed, accrued or otherwise payable by Provention under Section 3.2, Section 3.4 and Section 3.5, respectively, of the Asset Purchase Agreement.

“Royalty” means (a) all amounts paid or payable to the Seller by Provention under Section 3.3(a) of the Asset Purchase Agreement in respect of worldwide annual Net Sales of the Royalty Product [***], (b) all interest payments paid or payable by Provention under Section 3.8 of the Asset Purchase Agreement in respect of the amounts described in clause (a), and (c) all other amounts paid or payable to the Seller by Provention under the Asset Purchase Agreement in lieu of the amounts described in clauses (a) and (b), including any payments made to the Seller by Provention pursuant to Section 9.3 of the Asset Purchase Agreement subject to the terms of Article 9 of the Asset Purchase Agreement in respect of payments of the amounts described in clauses (a) and (b) that are late or which Provention has failed to make.
“Royalty Product” means the Product (as defined in the Asset Purchase Agreement). “Royalty Product Patents” means the Product Patents (as defined in the Asset Purchase
Agreement).

“Royalty Reduction” has the meaning set forth in Section 3.10(c).

“Royalty Reports” means the quarterly royalty reports required to be prepared and delivered by Provention to the Seller pursuant to Section 3.6 of the Asset Purchase Agreement.

“Sales-Based Milestone Event” means the occurrence, [***] on or after [***] equaling, in the [***].

“Sales-Based Milestone Payment” means $50,000,000. “Seller” has the meaning set forth in the preamble.
“Seller Account” means the account set forth on Exhibit E hereto or such other account as may be designated by the Seller in writing from time to time.

“Seller Indemnified Party” has the meaning set forth in Section 7.2.

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“Solvent” means, with respect to any Person on any date of determination, that on such date (a) the fair value of the assets of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent obligations or contingent liabilities, as applicable, at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability or obligation, as applicable.

“Third Party” means any Person that is not the Purchaser, an Affiliate of the Purchaser, the Seller or an Affiliate of the Seller.

“Third Party Claim” has the meaning set forth in Section 7.3(a).

“Transaction Documents” means this Agreement, the Bill of Sale (when executed and delivered), the [***] (if and when executed and delivered), the Paying Agent Agreement (when executed and delivered) and the Initial Provention Instruction.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, that, if, with respect to any financing statement or by reason of any provisions of applicable Law, the perfection or the effect of perfection or non-perfection of the back-up security interest or any portion thereof granted pursuant to Section 2.1(b) is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than the State of New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of this Agreement and any financing statement relating to such perfection or effect of perfection or non-perfection.

“U.S.” or “United States” means the United States of America, each territory thereof and the District of Columbia.

“Withholding Action” has the meaning set forth in Section 5.10(f).

Section 1.2 Rules of Construction. Unless the context otherwise requires, in this Agreement:

(a)unless otherwise defined, all terms that are defined in the UCC shall have the meanings stated in the UCC;

(b)words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders;
(c)the definitions of terms shall apply equally to the singular and plural forms of the terms defined;

(d)the terms “include”, “including” and similar terms shall be construed as if followed by the phrase “without limitation”;

(e)unless otherwise specified, references to an agreement or other document include references to such agreement or document as from time to time amended,

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restated, reformed, supplemented or otherwise modified in accordance with the terms thereof (subject to any restrictions on such amendments, restatements, reformations, supplements or modifications set forth herein) and include any annexes, exhibits and schedules attached thereto;

(f)references to any Law shall include such Law as from time to time in effect, including any amendment, modification, codification, replacement or reenactment thereof or any substitution therefor;

(g)references to any Person shall be construed to include such Person’s successors and permitted assigns (subject to any restrictions on assignment, transfer or delegation set forth herein or in any of the other Transaction Documents), and any reference to a Person in a particular capacity excludes such Person in other capacities;

(h)the word “will” shall be construed to have the same meaning and effect as the word “shall”;

(i)the words “hereof”, “herein”, “hereunder” and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision hereof, and Article, Section and Exhibit references herein are references to Articles and Sections of, and Exhibits to, this Agreement unless otherwise specified;

(j)the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if,”

(k)the word “or” is not exclusive and shall mean “and/or”, unless the context otherwise requires;

(l)any reference to a Law shall include any rules and regulations promulgated thereunder, and any reference to any Law shall mean such Law as from time to time amended, modified or supplemented;

(m)in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and each of the words “to” and “until” means “to but excluding”;

(n)where any payment is to be made, any funds are to be applied or any calculation is to be made under this Agreement on a day that is not a Business Day, unless this Agreement otherwise provides, such payment shall be made, such funds shall be applied and such calculation shall be made on the succeeding Business Day, and payments shall be adjusted accordingly;
(o)references to “$” or otherwise to dollar amounts refer to the lawful currency of the United States; and

(p)in determining whether any action by the Seller would constitute “commercially reasonable efforts”, the Seller shall make such determination as if it had not sold the Purchased Royalty Interest to the Purchaser pursuant to this Agreement (such that the Seller had continued to own the Purchased Royalty Interest).

ARTICLE II
PURCHASE AND SALE OF THE PURCHASED ROYALTY INTEREST

Section 2.1    Purchase and Sale.

(a)Upon the terms and subject to the conditions of this Agreement, at the Closing, the Seller shall sell to the Purchaser, and the Purchaser shall purchase from the Seller, all of the Seller’s right, title and interest in and to the Purchased Royalty Interest, free and clear

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of any and all Liens, other than those Liens created in favor of the Purchaser by the Transaction Documents.

(b)It is the intention of the parties hereto that the sale contemplated by this Agreement shall be, and is, a true, complete, absolute and irrevocable sale by the Seller to the Purchaser of all of the Seller’s right, title and interest in and to the Purchased Royalty Interest and that such sale shall provide the Purchaser with the full benefits of ownership of the Purchased Royalty Interest from and after the effectiveness of this Agreement. Neither the Seller nor the Purchaser intends the transactions contemplated by this Agreement to be, or for any purpose characterized as, a loan from the Purchaser to the Seller or a pledge, a financing transaction or a borrowing. Each of the Seller and the Purchaser hereby waives, to the maximum extent permitted by applicable Law, any right to contest or otherwise assert that this Agreement does not constitute a true, complete, absolute and irrevocable sale by the Seller to the Purchaser of all of the Seller’s right, title and interest in and to the Purchased Royalty Interest under applicable Law, which waiver shall, to the maximum extent permitted by applicable Law, be enforceable against the Seller in any bankruptcy or insolvency proceeding relating to the Seller. Each of the Seller and the Purchaser agrees to account for the transaction contemplated in Section 2.1(a) as a true sale as described in this Section 2.1(b) (except to the extent generally accepted accounting principles in the United States require such transaction to be accounted for as a liability or a derivative in the Seller’s consolidated financial statements). In addition, until the [***] is obtained and [***] the Royalty, and no other payments under the Asset Purchase Agreement, into the Escrow Account, the Seller grants to the Purchaser a security interest in the Escrow Account to the extent such Escrow Account contains proceeds of the Purchased Royalty Interest. To perfect the Purchaser’s purchase of the Purchased Royalty Interest and security interest in the Escrow Account, the Purchaser may file financing statements (and continuation statements with respect to such financing statements when applicable) naming the Seller as the seller or debtor and the Purchaser as the buyer or secured party in respect of the Purchased Royalty Interest; provided, in each case, that such financing statements shall not describe as collateral anything other than the Purchased Royalty Interest, any “proceeds” thereof (as defined in the UCC) and the Escrow Account and shall not contain an “all asset” (or words of similar effect) collateral description. Notwithstanding the intention of the parties hereto and solely as a precaution to protect the Purchaser’s interests hereunder in the event the transactions contemplated by this Agreement and the other Transaction Documents are alleged or determined not to constitute a true sale of the Purchased Royalty Interest by the Seller to the Purchaser, or if such transactions shall for any reason be found ineffective or unenforceable, this Agreement shall also be deemed to constitute a security agreement under the UCC and the Seller hereby grants to the Purchaser as of the date of this Agreement, and the Purchaser shall have at all times on and after the date of this Agreement, a security interest in and to all right, title and interest of the Seller, in, to and under the Purchased Royalty Interest any “proceeds” (as such term is defined in the UCC) thereof and, until the [***] is obtained and [***] the Royalty, and no other payments under the Asset Purchase Agreement, into the Escrow Account, the Escrow Account, to secure the Seller’s due and timely payment and performance of all of the Seller’s liabilities and obligations to the Purchaser under this Agreement and any of the other Transaction Documents (whether such liabilities and obligations are direct, indirect, absolute, contingent or otherwise), including the payments of amounts to the Purchaser equal to the Purchased Royalty Interest as they become due and payable. In furtherance of the foregoing, the Seller hereby authorizes the Purchaser to take such actions as the Purchaser may elect to cause the security interest described above to be perfected by filing one or more UCC financing statements (and any amendments thereto from time to time) with respect to such security interest; provided that such financing statements shall not describe as collateral anything other than the Purchased Royalty Interest, any “proceeds” thereof (as defined in the UCC) and the Escrow Account and shall not contain an “all asset” (or words of similar effect) collateral description.

Section 2.2    Purchase Price.

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(a)The purchase price to be paid as the full consideration for the sale of the Purchased Royalty Interest comprises (i) $100,000,000 (the “Initial Purchase Price”), (ii) the Non-Sales Milestone Payment, to the extent the same becomes due and payable and (iii) the Sales-Based Milestone Payment, to the extent the same becomes due and payable (collectively, the “Purchase Price”).

(b)The Purchaser shall pay the Initial Purchase Price to the Seller at the Closing in immediately available funds by wire transfer to the Seller Account.

Section 2.3 No Assumed Obligations. Notwithstanding any provision in this Agreement or any other writing to the contrary, the Purchaser is purchasing, acquiring and accepting only the Purchased Royalty Interest and is not assuming any liability or obligation of the Seller or any of the Seller’s Affiliates of whatever nature, whether presently in existence or arising or asserted hereafter (including any liability or obligation of the Seller under the Asset Purchase Agreement). All such liabilities and obligations shall be retained by and remain liabilities and obligations of the Seller or the Seller’s Affiliates, as the case may be.

Section 2.4 Excluded Assets. The Purchaser does not, by purchase, acquisition or acceptance of the right, title or interest granted hereunder or otherwise pursuant to any of the Transaction Documents, purchase, acquire or accept any assets or contract rights of the Seller, including the Retained Interest, other than the Purchased Royalty Interest as set forth in Section 2.1(a).
Section 2.5    Milestone Payments.

(a)Non-Sales Milestone Payment.

(i)If the [***] is achieved and the [***] has not previously been achieved or is achieved [***], the Seller shall deliver written notice of such achievement to the Purchaser [***], together with reasonable supporting documentation thereof. The Purchaser shall pay the [***] to the Seller [***] by the Purchaser of such written notice and supporting documentation in [***] by wire transfer to the Seller Account; provided, that in the case of a [***] involving a [***] that has not been [***] as of such date, the [***] shall become payable if and only if such [***] is in fact [***] of the definitive agreement for such [***]. In such event, (i) upon the announcement that [***] or the applicable Affiliate of [***], on the one hand, and the applicable [***], on the other hand, [***] via a public press release or other public disclosure made in a current or periodic report filed with the SEC under the U.S Securities Exchange Act of 1934, as amended or other applicable stock exchange filing (by [***] or such Affiliate, as applicable, or the [***] that is party to the [***]), the Seller shall deliver written notice of [***] to the Purchaser [***], together with reasonable supporting documentation thereof and (ii) the Purchaser shall then pay the [***] to the Seller [***] by the Purchaser of such written notice and supporting documentation in [***] by wire transfer to the Seller Account. For the avoidance of doubt, (A) if the events in clauses (a) and (b) of the definition of [***] take place [***], but the [***], then such [***] at a later date, but the [***] shall become payable if and only if such [***] is in fact subsequently [***] and (B) if such [***] is not [***] within the [***], the Purchaser shall have no further liability or obligation under this Section 2.5(a).

(ii)If the [***] is achieved [***] and the [***] has not previously been achieved, the Seller shall deliver written notice of such achievement to the Purchaser [***], together with reasonable supporting evidence thereof, consisting of a public press release [***] with respect to achievement of the [***] or the public [***] reflecting achievement of the [***] on the [***]. The Purchaser shall pay the [***] to the Seller [***] by the Purchaser of such written notice and supporting documentation in [***] by wire transfer to the Seller Account.
(iii)If the [***] is achieved [***] and the [***] has not previously been achieved, the Seller shall deliver written notice of such achievement to the Purchaser [***],

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together with reasonable supporting evidence thereof, consisting of a public press release [***] with respect to achievement of the [***] or the public [***] reflecting achievement of the [***] on the [***] at [***]. The Purchaser shall pay the [***] to the Seller [***] receipt by the Purchaser of such written notice and supporting documentation in [***] by wire transfer to the Seller Account.

(iv)For the avoidance of doubt, the [***] shall be [***]. For example, if the [***], and [***], the [***] shall be [***], in respect of achievement of the [***].

(b)Sales-Based Milestone. If the Sales-Based Milestone Event is achieved, the Seller shall deliver written notice of such achievement to the Purchaser [***] by [***] of the Royalty Report in respect of the [***] contained in the [***], together with a certificate, executed by the [***] of the Seller, certifying that the Sales-Based Milestone Event has been achieved and that the Seller has received Royalty Reports from Provention in respect of the [***] contained in the [***] evidencing achievement of the Sales-Based Milestone Event; provided that no such [***] shall be required if the [***] has been [***], permits the [***] to the Purchaser of at least all Royalty Reports and Audit Reports, and is in effect. The Purchaser shall pay the Sales-Based Milestone Payment to the Seller within [***] receipt by the Purchaser of such written notice and certificate in [***] by wire transfer to the Seller Account.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE SELLER

Except as set forth on the Disclosure Schedules, the Seller hereby represents and warrants to the Purchaser as of the date hereof as follows:

Section 3.1 Existence; Organization. The Seller is a corporation duly organized, validly existing and in good standing under the Laws of Delaware. The Seller has all requisite corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as presently conducted. The Seller possesses all licenses, permits, franchises, authorizations, consents and approvals of all Governmental Authorities required to own or lease, as the case may be, and to operate its properties and conduct its business as presently conducted, except where the failure to possess such license, permit, franchise, authorization, consent or approval has not and would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The Seller is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned or leased by it makes such qualification necessary, other than those in which the failure so to qualify or be in good standing would not reasonably be expected to have a Material Adverse Effect.

Section 3.2 No Conflicts. The execution, delivery and performance by Seller of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby do not:

(a)violate any provision of the certificate of incorporation or bylaws of the
Seller;

(b)violate any provision of any Judgment applicable to the Seller, to which it is a party, or by which it or any of its properties or assets are bound;

(c)violate any provision of any Law applicable to the Seller, except for such violations that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; nor

(d)violate, breach, conflict with, constitute a default (or an event which with notice or lapse of time or both would become a default), or require consent under any

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provision of, or give to any Person any rights of termination, amendment, acceleration or cancellation of (i) the Asset Purchase Agreement or (ii) any other material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Seller is a party, except for such violations, breaches, conflicts or defaults that, individually or in the aggregate and with or without the passage of time, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.3 Authorization; Enforceability. The Seller has all necessary corporate power and authority to execute, deliver and perform the Transaction Documents and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action and no further consent or authorization of the Seller, its board of directors and its stockholders is required. Each of the Transaction Documents has been duly executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as may be limited by general principles of equity (regardless of whether considered in a proceeding at Law or in equity) and by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally, general equitable principles and principles of public policy.

Section 3.4 Ownership. The Seller has good and valid title to the Purchased Royalty Interest, free and clear of all Liens (other than those contemplated to be granted by the Seller to the Purchaser in respect of the Purchased Royalty Interest pursuant to Section 2.1(b)) and is exclusively entitled to the payments that comprise the Purchased Royalty Interest. Upon payment of the Initial Purchase Price by the Purchaser, the Purchaser will have acquired, subject to the terms and conditions set forth in this Agreement, good and valid title to the Purchased Royalty
Interest, free and clear of all Liens (other than those contemplated to be granted by the Seller to the Purchaser in respect of the Purchased Royalty Interest pursuant to Section 2.1(b)). Upon the filing of the financing statement referred to in the last sentence of Section 2.1(b) with the Secretary of State of the State of Delaware and to the extent that, despite the intent of the parties hereto, the sale, transfer, assignment and conveyance of the Purchased Royalty Interest by the Seller to the Purchaser pursuant to this Agreement is hereafter held not to be a sale, the Purchaser will have a valid and perfected first priority security interest in and to the Purchased Royalty Interest.

Section 3.5 Governmental and Third Party Authorizations. The execution, delivery and performance by the Seller of the Transaction Documents, the consummation of any of the transactions contemplated hereby and thereby do not require any consent, waiver, approval, license, order, authorization or declaration from, notice to, action or registration by or filing with any Governmental Authority or any other Person, except for (a) a Current Report on Form 8-K by the Seller with the U.S. Securities and Exchange Commission and (b) the UCC financing statements contemplated by Section 2.1(b).

Section 3.6 No Litigation. No action, suit, proceeding or investigation before any Governmental Authority, court or arbitrator is pending, or, to the Knowledge of the Seller, threatened, against the Seller (i) by Provention, (ii) challenging the validity or enforceability of the Asset Purchase Agreement, (iii) relating to the Royalty Product, the Royalty Product Patents or the Royalty, or (iv) relating to any other matter that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

Section 3.7 No Brokers’ Fees. There is no investment banker, broker, finder, financial advisor or other Person who has been retained by or is authorized to act on behalf of the Seller who is entitled to any fee or commission from the Purchaser in connection with the transactions contemplated by this Agreement, including any fee or commission payable on the Purchased Royalty Interest.

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Section 3.8 Compliance with Laws. The Seller (a) has not violated, is not in violation of, has not been given any notice of Seller’s violation of, and, to the Knowledge of the Seller, is not under investigation with respect to, nor has it been threatened to be charged with, any violation of, any applicable Law or any Judgment, order, writ, decree, injunction, stipulation, consent order, permit or license granted, issued or entered by any Governmental Authority and
(b) is not subject to any Judgment, order, writ, decree, injunction, stipulation or consent order issued or entered by any Governmental Authority; in each case of clauses (a) and (b), that involves the Royalty Product, the Royalty Product Patents or the Royalty.

Section 3.9    Intellectual Property Matters.

The representations and warranties contained in Section 5.7 of the Asset Purchase Agreement were true and correct in all respects as of the date of the Asset Purchase Agreement. Since May 7, 2018, Seller has not received written notice from Provention or any other Person of any, there is no pending or threatened opposition, interference, reexamination, injunction, claim, suit, action, citation, summon, subpoena, hearing, inquiry, investigation (by the International Trade Commission or otherwise), complaint, arbitration, mediation, demand, decreeor other dispute, disagreement, proceeding or claim challenging the validity, enforceability or ownership of any of the Royalty Product Patents.

(a)Schedule 3.9(b) is a true, correct and complete copy of Exhibit 2 to the Asset Purchase Agreement as of the date of the Asset Purchase Agreement. Since May 7, 2018, the Seller has not received any written notice from Provention or any other Person relating to the lapse, expiration or other termination of any of the Royalty Product Patents, or any written legal opinion that alleges that any of the issued Royalty Product patents are invalid or unenforceable.

(b)Since May 7, 2018, the Seller has not received from Provention or any Person any written notice of any claim by any Person challenging inventorship or ownership of, the rights of the Seller or Provention, as applicable, in and to, or the patentability, validity or enforceability of, any Royalty Product Patent, or asserting that the development, manufacture, importation, sale, offer for sale or use of the Royalty Product infringes any patent or other intellectual property rights of such Person.

(c)To the Knowledge of the Seller, there is no pending or threatened action, suit or proceeding that claims that the manufacture, use, marketing, sale, offer for sale, importation or distribution of the Royalty Product does or will infringe on any patent or other intellectual property rights of any other Person or constitute misappropriation of any other Person’s trade secrets or other intellectual property rights.

(d)To the Knowledge of the Seller, the discovery and development of the Royalty Product did not and has not infringed, violated or misused any patent or other intellectual property rights owned by any third party. To the Knowledge of the Seller, except as listed on Schedule 3.9(e), Provention has not in-licensed any intellectual property right covering the development, manufacture, use, sale, offer for sale or import of the Royalty Product.

(e)To the Knowledge of the Seller, the manufacture, use, marketing, sale, offer for sale, importation or distribution of the Royalty Product by Provention does not and will not constitute an infringement of any valid patent or other intellectual property rights of any other Person or constitute misappropriation of any other Person’s trade secrets or other intellectual property rights.

(f)To the Knowledge of the Seller, no third party has infringed, misappropriated or otherwise violated, or is infringing, misappropriating or otherwise violating,

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any of the Royalty Product Patents or any other patent right claiming the composition of matter of, or the method of making or using, the Royalty Product.

Section 3.10    Asset Purchase Agreement.

(a)True, Correct and Complete Copy. A true, correct and complete copy of the Asset Purchase Agreement is attached hereto as Exhibit A.

(b)No Other Agreements; No Amendments. Except as listed on Schedule 3.10(b) and other than the Asset Purchase Agreement, there is no contract, agreement or other arrangement (whether written or oral) between the Seller, on the one hand, and Provention, on the other hand. Other than the Asset Purchase Agreement, there is no contract, agreement or other arrangement (whether written or oral) between the Seller, on the one hand, and a Third Party, on the other hand, that relates to the Royalty Product, the Royalty Product Patents, the Asset Purchase Agreement or the Royalty. The Seller has not granted any written waiver under the Asset Purchase Agreement or released Provention, in whole or in part, from any of its obligations under the Asset Purchase Agreement. The Seller has not received from Provention any written proposal, and has not made any written proposal to Provention, to amend or waive any provision of the Asset Purchase Agreement.

(c)No Royalty Reductions. Except as listed on Schedule 3.10(c), no portion of the Purchased Royalty Interest has been nor, to the Knowledge of the Seller, is subject to any claim against the Seller pursuant to any right of set-off, counterclaim, downward adjustment, credit, reduction or deduction, by contract or otherwise (a “Royalty Reduction”), including pursuant to a Permitted Reduction. No event or condition exists that, upon notice or passage of time or both, would reasonably be expected to permit Provention to make, or have the right to make, a Royalty Reduction, other than a Permitted Reduction, against the Royalty. The representations and warranties of the Seller contained in Section 5.14 of the Asset Purchase Agreement were true and correct as of the date of the Asset Purchase Agreement.

(d)Validity and Enforceability. The Asset Purchase Agreement is in full force and effect and is the legal, valid and binding obligation of the Seller and Provention, enforceable against the Seller and Provention in accordance with its terms, except as may be limited by general principles of equity (regardless of whether considered in a proceeding at Law or in equity) and by applicable bankruptcy, insolvency, moratorium and other similar Laws of general application relating to or affecting creditors’ rights generally. The Seller has not received any written notice challenging the validity or enforceability of, or alleging any dispute with respect to, any provision of the Asset Purchase Agreement, the obligation of Provention to pay the Purchased Royalty Interest thereunder, or the Royalty Product Patents.

(e)No Breaches or Defaults. The Seller has not breached, violated or defaulted under, nor is it in breach or violation of or in default under, the Asset Purchase Agreement, and, to the Knowledge of Seller, Provention has not breached, violated or defaulted under, nor is it in breach or violation of or in default under, the Asset Purchase Agreement and there is no event that upon notice or the passage of time, or both, would reasonably be expected to give rise to any breach or default either by the Seller or, to the Knowledge of the Seller, by Provention.

(f)No Termination. To the Knowledge of the Seller, no event has occurred that would give the Seller or Provention the right to terminate the Asset Purchase Agreement or cease paying the Purchased Royalty Interest. The Seller has not received any written notice of an intention by Provention to terminate, breach or default under the Asset Purchase Agreement, in whole or in part, or challenge the validity or enforceability of the Asset Purchase Agreement or the obligation to pay the Purchased Royalty Interest thereunder, or that the Seller or Provention is in default of its obligations under the Asset Purchase Agreement. The Seller has not delivered

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any written notice of an intention by the Seller to terminate, breach or default under the Asset Purchase Agreement, in whole or in part, or challenge the validity or enforceability of or alleging any dispute with respect to the Asset Purchase Agreement, or that the Seller or Provention is in default of its obligations under the Asset Purchase Agreement. The Seller has no intention of terminating the Asset Purchase Agreement and has not given Provention any notice of termination of the Asset Purchase Agreement, in whole or in part.

(g)Sublicenses. To the Knowledge of the Seller, there are no licenses or sublicenses entered into by Provention or any other Person under the Royalty Product Patents.

(h)Audits. The Seller has not exercised its rights to conduct an audit or any inspection of books or records under Section 3.10 of the Asset Purchase Agreement.

(i)Payments Made. Except as listed on Schedule 3.10(i), the Seller has received the full amount of each payment payable to it under the Asset Purchase Agreement, to the extent such payments have come due.

(j)No Indemnification Claims. The Seller has not notified Provention or any other Person of any claims for indemnification under the Asset Purchase Agreement nor has the Seller received any claims for indemnification under the Asset Purchase Agreement, whether pursuant to Article 9 thereof or otherwise. The Seller is not aware of any event that would give rise to a claim for indemnification under the Asset Purchase Agreement.

(k)No Liens or Assignments. The Seller has not, except as contemplated hereby, conveyed, assigned or in any other way transferred or granted any Liens (other than Liens for taxes not yet due and payable) upon or with respect to all or any portion of its right, title and interest in and to the Royalty or the Asset Purchase Agreement, nor has the Seller consented to any such assignment, transfer or Lien, and, to the Seller’s Knowledge, except as listed on Schedule 3.10(k), Provention has not assigned or otherwise transferred or granted any Liens upon or with respect to any of its rights or obligations under the Asset Purchase Agreement or any portion of its right, title and interest in and to the Product Patents or the Royalty Product.

(l)Product. TZIELD™ (teplizumab-mzwv) is a Product (as defined in the Asset Purchase Agreement).

Section 3.11 UCC Matters. The Seller’s exact legal name is, and for the ten (10) years immediately preceding the Closing Date has at all times been, “MacroGenics, Inc.” The Seller’s principal place of business is, and for the ten (10) years immediately preceding the Closing Date has at all times been, located in the State of Maryland. The Seller’s address is 9704 Medical Center Drive, Rockville, Maryland 20850. The Seller’s jurisdiction of organization is, and for the ten (10) years immediately preceding the Closing Date has at all times been, the State of Delaware.

Section 3.12 Taxes. No deduction or withholding for or on account of any tax has been made from any payment by Provention to the Seller under the Asset Purchase Agreement.

Section 3.13 Solvency. The Seller is, individually and together with its subsidiaries on a consolidated basis, Solvent.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Seller as of the date hereof as follows:

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Section 4.1 Organization. The Purchaser is a limited partnership duly organized, validly existing and in good standing under the Laws of Delaware and has all powers and authority, and all licenses, permits, franchises, authorizations, consents and approvals of all Governmental Authorities, required to own its property and conduct its business as presently conducted.

Section 4.2 No Conflicts. None of the execution and delivery by the Purchaser of any of the Transaction Documents to which the Purchaser is party, the performance by the Purchaser of the obligations contemplated hereby or thereby or the consummation of the transactions contemplated hereby or thereby will contravene, conflict with, result in a breach, violation, cancellation or termination of, constitute a default (with or without notice or lapse of time, or both) under, require prepayment under, give any Person the right to exercise any remedy or obtain any additional rights under, or accelerate the maturity or performance of or payment under, in any respect, (i) any applicable Law or any Judgment, permit or license of any Governmental Authority to which the Purchaser or any of its assets or properties may be subject or bound, (ii) any term or provision of any contract, agreement, indenture, lease, license, deed, commitment, obligation or instrument to which the Purchaser is a party or by which the Purchaser or any of its assets or properties is bound or committed or (iii) any term or provision of any of the organizational documents of the Purchaser.

Section 4.3 Authorization; Enforceability. The Purchaser has all powers and authority to execute and deliver, and perform its obligations under, the Transaction Documents to which it is party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of each of the Transaction Documents to which the Purchaser is party and the performance by the Purchaser of its obligations hereunder and thereunder have been duly authorized by the Purchaser. Each of the Transaction Documents to which the Purchaser is party has been duly executed and delivered by the Purchaser. Each of the Transaction Documents to which the Purchaser is party constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar applicable Laws affecting creditors’ rights generally, general equitable principles and principles of public policy.

Section 4.4 Governmental and Third Party Authorizations. The execution and delivery by the Purchaser of the Transaction Documents to which the Purchaser is party, the performance by the Purchaser of its obligations hereunder and thereunder and the consummation of any of the transactions contemplated hereunder and thereunder do not require any consent, approval, license, order, authorization or declaration from, notice to, action or registration by or filing with any Governmental Authority or any other Person, except as described in Section 3.5.

Section 4.5 No Litigation. There is no (a) action, suit, arbitration proceeding, claim, demand, citation, summons, subpoena, investigation or other proceeding (whether civil, criminal, administrative, regulatory, investigative or informal) pending or, to the knowledge of the Purchaser, threatened by or against the Purchaser, at Law or in equity, or (b) inquiry or investigation (whether civil, criminal, administrative, regulatory, investigative or informal) by or before a Governmental Authority pending or, to the knowledge of the Purchaser, threatened against the Purchaser, that, in each case, challenges or seeks to prevent or delay the consummation of any of the transactions contemplated by any of the Transaction Documents to which the Purchaser is party.

Section 4.6 Funds Available. The Purchaser has sufficient cash on hand to satisfy its obligation to pay the Initial Purchase Price at the Closing and will have sufficient cash on hand to satisfy its obligation to pay each Milestone Payment if and when it becomes due and payable in accordance with Section 2.5. The Purchaser acknowledges and agrees that its obligations under this Agreement are not contingent on obtaining financing.

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ARTICLE V COVENANTS

Section 5.1 Public Announcement. Except (a) for a press release previously approved in form and substance by the Seller and the Purchaser or any other public announcement using substantially the same text as such press release and (b) subject to the second sentence of this Section 5.1, any disclosure required by applicable Law, by the rules and regulations of any securities exchange or market on which any security of such party hereto may be listed or traded or by any Governmental Authority of competent jurisdiction, neither the Purchaser nor the Seller shall, and each party hereto shall cause its Affiliates not to, without the prior written consent of the other party hereto (which consent shall not be unreasonably withheld, delayed or conditioned), issue any press release or make any other public disclosure with respect to this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby. The Purchaser acknowledges that it will be necessary for the Seller to file this Agreement with the SEC and to make other public disclosures regarding the terms of this Agreement in its reports filed with the SEC, and the Seller agrees that it will provide the Purchaser a reasonable opportunity to review and comment on any proposed redactions to the copy of this Agreement to be filed with the SEC, as well as on such other public disclosures made by the Seller relating to the Purchaser or this Agreement or the transactions contemplated thereby (e.g., press releases or Current Report on Form 8-K), which comments the Seller shall consider in good faith, provided that the Seller shall not be required to provide the Purchaser the opportunity to review and comment on (i) any disclosure substantively identical to any disclosure previously reviewed and commented upon by the Purchaser, (ii) any disclosure required by applicable Law or stock exchange rule to the extent solely related to the accounting or tax treatment of the transactions contemplated hereby or (iii) any disclosure to the extent such disclosure is limited to the announcement of the Seller’s receipt of a Milestone Payment.

Section 5.2    Further Assurances.

(a)Subject to the terms and conditions of this Agreement, each party hereto shall execute and deliver such other documents, certificates, instruments, agreements and other writings, take such other actions and perform such additional acts under applicable Law as may be reasonably requested by the other party hereto and necessary or reasonably desirable to implement expeditiously the transactions contemplated by, and to carry out the purposes and intent of the provisions of, this Agreement and the other Transaction Documents, including to (i) perfect the sale, contribution, assignment, transfer, conveyance and granting of the Purchased
Royalty Interest to the Purchaser pursuant to this Agreement, (ii) perfect, protect, more fully evidence, vest and maintain in the Purchaser good and valid title in and to the Purchased Royalty Interest free and clear of all Liens (other than those Liens created in favor of the Purchaser by the Transaction Documents) and (iii) create, evidence and perfect the Purchaser’s back-up security interest granted pursuant to Section 2.1(b).

(b)Without limiting Section 5.2(a), for a period of [***] following the date hereof, the Seller shall use its commercially reasonable efforts to obtain from Provention [***], in a form acceptable to the Purchaser and duly executed by each of the Seller and Provention, pursuant to which Provention (i) [***] providing the Purchaser and any assignee of Purchaser with [***], and other [***] which would [***] by the Seller to the Purchaser under this Agreement but for the [***] by the Seller to Provention as of the date hereof under the Asset Purchase Agreement and (ii) agrees to [***] under the Asset Purchase Agreement so that [***] unless and until Provention [***] otherwise in writing, and all other payments under the Asset Purchase Agreement are made into an account designated by the Seller, [***], and acknowledges and agrees that the Initial Provention Instruction [***]. In the exercise by the Seller of such commercially reasonable efforts, the Seller shall act without regard to [***] outside of the Asset Purchase Agreement. Prior to the execution by each of the Seller and Provention [***] is not obtained, Section 8.5 shall apply.

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Section 5.3    Royalty Reports; Notices and Correspondence.

(a)Subject to Section 8.5, promptly (and in any event no later than [***]) following the receipt by the Seller from Provention of (i) a Royalty Report or (ii) any notice, report, or other material written correspondence delivered to the Seller by Provention under the Asset Purchase Agreement that relates to, or involves, directly or indirectly, the Purchased Royalty Interest, Royalty Product, or the Royalty Product Patents, the Seller shall deliver a true, correct and complete copy of the same to the Purchaser, provided that in the case of a Royalty Report, any information included in such Royalty Report related solely to the [***] may be redacted.

(b)The Seller shall consult with the Purchaser prior to the Seller sending any material written notice or correspondence to Provention that relates to, or involves, directly or indirectly, the Purchased Royalty Interest or would be expected to, directly or indirectly and with or without the passage of time, impact the Purchased Royalty Interest or otherwise have a Material Adverse Effect. The Seller shall not send any such material written notice or correspondence without the prior written consent of the Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed); provided that such consent shall not be required with respect to any notice or correspondence that relates solely to Provention’s obligations under any of Section 3.2, Section 3.4, Section 3.5, Section 3.7 (solely as it relates to Section 3.2, Section 3.4 or Section 3.5) or Section 3.8 of the Asset Purchase Agreement (solely as it relates to Section 3.2, Section 3.4 or Section 3.5 of the Asset Purchase Agreement) and that would not otherwise be expected to have a Material Adverse Effect, with or without the passage of time;
and provided further that if the Seller has sent a request for the Purchaser’s consent to the Purchaser via FedEx or electronic mail, and delivery of such request has been confirmed (whether by FedEx or electronic mail), and the Purchaser does not respond to such request from the Seller within [***] following such delivery, Purchaser’s consent to the Seller sending such material written notice or correspondence to Provention shall be deemed to have been given. The Seller shall send to Provention such notices or correspondence related to the Purchased Royalty Interest and/or Provention’s obligations under Section 7.8 of the Asset Purchase Agreement as the Purchaser shall reasonably request, as long as such notice or correspondence would not reasonably be expected to have an adverse effect in any material respect on the value of the Retained Interest. The Seller shall, promptly (and in any event [***]) following the delivery thereof by the Seller to Provention, furnish a copy of any material written notice or material written correspondence sent by the Seller to Provention relating to, or involving, directly or indirectly, the Purchased Royalty Interest, the Royalty Product, or the Royalty Product Patents, subject in each case to Section 8.5 if and to the extent applicable.

Section 5.4    Misdirected Payments; Late Fee.

(a)Notwithstanding the terms of the Initial Provention Instruction [***], commencing upon the Closing and at all times thereafter during the term of this Agreement, if any portion of the Purchased Royalty Interest is paid to the Seller, then (i) the Seller shall hold such amount in trust for the benefit of the Purchaser in a segregated account, (ii) the Seller shall have no right, title or interest whatsoever in such amount and shall not create or suffer to exist any Lien thereon and (iii) the Seller promptly, and in any event [***] following the receipt by the Seller of such amount, shall remit such amount in full, subject to Section 5.10, to the Purchaser Account. The Seller shall notify the Purchaser of such wire transfer and provide reasonable details regarding the Purchased Royalty Interest payment so received by the Seller.

(b)Notwithstanding the terms of the Initial Provention Instruction [***], commencing upon the Closing and at all times thereafter, if any amount due under the Asset Purchase Agreement that does not constitute the Purchased Royalty Interest is paid to the Purchaser, then (i) the Purchaser shall hold such amount in trust for the benefit of the Seller in a

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segregated account, (ii) the Purchaser shall have no right, title or interest whatsoever in such amount and shall not create or suffer to exist any Lien thereon and (iii) the Purchaser promptly, and in any event [***] following the receipt by the Purchaser of such amount, shall remit such amount in full to the Seller Account. The Purchaser shall notify the Seller of such wire transfer and provide reasonable details regarding the erroneous payment so received by the Purchaser.

(c)A late fee of [***] published by The Wall Street Journal from time to time as the prime rate shall accrue on all unpaid amounts on an annualized basis with respect to any sum payable under Section 5.4(a) or Section 5.4(b) [***] after the Seller, in the case of Section 5.4(a), or the Purchaser, in the case of Section 5.4(b), receives such erroneous payment, or with respect to a Milestone Payment, [***] after the applicable written notice and supporting documentation is received by the Purchaser from the Seller in accordance with Section 2.5.
Section 5.5 Set-Offs. If Provention exercises a Non-Permitted Reduction against any payment of the Purchased Royalty Interest, such Non-Permitted Reduction shall not be deemed to reduce any payment of the Purchased Royalty Interest otherwise payable to the Purchaser, and if such Non-Permitted Reduction has the effect of reducing any payment of the Purchased Royalty Interest to less than the full amount of the payment of the Purchased Royalty Interest that would otherwise have been payable to the Purchaser, then the Seller shall promptly (and in any event within thirty (30) calendar days following the payment of the Purchased Royalty Interest affected by such set-off) make a true-up payment to the Purchaser such that the Purchaser receives the full amount of such Purchased Royalty Interest payment that would have been payable to the Purchaser had such Non-Permitted Reduction not occurred. Notwithstanding anything to the contrary herein, to the extent the Seller shall have made a true-up payment to the Purchaser pursuant to this Section 5.5 in respect of any Non-Permitted Reduction, any subsequent payment received from Provention in respect, and to the extent, of such Non- Permitted Reduction shall not be included in the Purchased Royalty Interest, such that the subsequent payment is included in the Retained Interest. For all purposes hereunder, any true-up payment made pursuant to this Section 5.5 will be treated as paid with respect to the Purchased Royalty Interest for U.S. federal income tax purposes to the fullest extent permitted by applicable Law. For the avoidance of doubt, withholding taxes shall not be treated as a Non-Permitted Reduction and shall be governed by the provisions of Section 5.10 of this Agreement.

Section 5.6    Maintenance of Asset Purchase Agreement.

(a)The Seller shall perform and comply with all of its obligations under the Asset Purchase Agreement, and shall not take any action or forego any action that would reasonably be expected to constitute a breach of or default under any provision of the Asset Purchase Agreement or that would reasonably be expected to result in a Material Adverse Effect. The Seller shall not amend, modify, supplement, restate, waive, assign, transfer, delegate, cancel or terminate (or consent to any cancellation, termination, assignment, transfer or delegation of), in whole or in part, any provision of or right under the Asset Purchase Agreement that relates to the Royalty or the Royalty Product (including any consent or agreement by the Seller that the Seller to [***] to be allocated between the Seller and [***]) or that would reasonably be expected to result in a Material Adverse Effect without the prior written consent of the Purchaser, provided that the assignment of the Asset Purchase Agreement in its entirety to any Third Party that acquires all or substantially all of the Seller’s business, whether by merger, sale of assets or otherwise, shall not require the prior written consent of the Purchaser so long as such assignment of the Asset Purchase Agreement is made together with an assignment of this Agreement permitted by Section 10.3 hereof. Subject to the foregoing, promptly, and in any event [***], (i) [***] by the Seller of any proposed amendment, modification, supplement, restatement, waiver, cancellation or termination of the Asset Purchase Agreement to which the [***] pursuant to the foregoing sentence, the Seller shall, subject to Section 8.5, [***] and (ii) following receipt by the Seller of any final amendment, modification, supplement, restatement, waiver, cancellation or termination of the Asset Purchase Agreement, the Seller shall, subject to Section 8.5, [***].

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(b)The Seller shall not terminate or agree with Provention to terminate, or take any action that would reasonably be expected to give Provention the right to terminate, the Asset Purchase Agreement.

(c)The Seller shall not, without the prior written consent of the Purchaser, grant or withhold any consent, exercise or waive any right, obligation or option or fail to exercise any right or option in respect of, affecting or relating to the Purchased Royalty Interest.

(d)[***] from Provention alleging any breach of or default under the Asset Purchase Agreement by the Seller (including any threat of litigation, demand, proceeding, or other action), the Seller shall give written notice thereof to the Purchaser. Such notice shall (i) state that a breach, default or termination event, as applicable, has occurred, (ii) subject to Section 8.5, [***] breach, default or termination event, and (ii) subject to Section 8.5, [***]. The Seller shall use its commercially reasonable efforts to promptly cure any such breach or default by it under the Asset Purchase Agreement, and, in any case, shall give written notice to the Purchaser upon curing such breach or default. The Seller shall consult with the Purchaser as to any action the Seller proposes to take to dispute or cure any alleged breach or default under the Asset Purchase Agreement. In connection with any dispute regarding an alleged breach or default that is related to the Purchased Royalty Interest or would reasonably be expected to have a Material Adverse Effect, the Seller shall employ such counsel, reasonably acceptable to the Seller, as the Purchaser may select. The Seller shall not forgive, release or compromise any amount or waive any obligation of, or grant any consent to, Provention under, in respect of or related to the Purchased Royalty Interest without the prior written consent of the Purchaser.

Section 5.7    Enforcement of Asset Purchase Agreement.

(a)Promptly (but in any event [***]) after the Seller obtains Knowledge of any breach by Provention of [***] the Asset Purchase Agreement or any other breach of or default under the Asset Purchase Agreement by Provention related to the Purchased Royalty Interest, the Royalty Product or the Royalty Product Patents or of the existence of any facts, circumstances or events that, alone or together with other facts, circumstances or events, would reasonably be expected (with or without the giving of notice or passage of time, or both) to give rise to any such breach or default, the Seller shall promptly, but in any event [***] the Seller [***], give written notice to the Purchaser (i) stating that the relevant breach or default that has occurred and (ii) subject to Section 8.5, [***] the relevant breach or default. In addition, the Seller shall provide to the Purchaser [***] breach or alleged breach of the Asset Purchase Agreement [***] Provention as soon as practicable and in any event [***] following such delivery.

(b)In the case of any breach by Provention referred to in Section 5.7(a), the Seller shall consult with the Purchaser regarding the timing, manner and conduct of any enforcement of Provention’s obligations under the Asset Purchase Agreement, shall use commercially reasonable efforts to enforce the Seller’s rights and remedies (whether under the

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Asset Purchase Agreement or by operation of Law) and Provention’s obligations under the Asset Purchase Agreement and shall keep the Purchaser reasonably updated, subject to Section 8.5, as to any material developments relating to any such breach; provided that in the case of any breach by Provention referred to in Section 5.7(a) relating solely to the failure to pay any portion of the Purchased Royalty Interest (other than pursuant to a Non-Permitted Reduction in respect of which the Seller has complied with its payment obligations under Section 5.5) or any breach that would reasonably be expected to have a Material Adverse Effect, the Seller shall, at the Purchaser’s reasonable direction and at the Purchaser’s expense, (i) use commercially reasonable efforts to promptly and fully enforce the Seller’s rights and remedies (whether under the Asset Purchase Agreement or by operation of Law) and Provention’s obligations under Section 3.3 of the Asset Purchase Agreement, including, if reasonably requested by the Purchaser, instituting formal legal proceedings against Provention and (ii) employ such counsel, reasonably acceptable to the Seller, as the Purchaser may select.

(c)The Purchaser shall reimburse the Seller for [***] reasonable out-of-pocket costs and expenses (including the out-of-pocket fees and expenses of the Seller’s counsel) incurred by the Seller, as such costs and expenses are incurred, in connection with any actions taken or exercise of rights and remedies by the Seller at the direction of the Purchaser pursuant to Section 5.7(b).

(d)All Proceeds resulting from any enforcement of Provention’s obligations under the Asset Purchase Agreement shall be applied (i) first to reimburse the Seller for any expenses incurred by it in connection with such enforcement to the extent not previously reimbursed to it by the Purchaser in accordance with Section 5.7(c) and (ii) second, if such enforcement was undertaken at the direction of Purchaser pursuant to Section 5.7(b), to the Purchaser for any expenses incurred by it in connection with such enforcement. The remainder of such Proceeds that are in respect of the Purchased Royalty Interest shall be allocated to the Purchaser, with any remaining Proceeds allocated to the Seller. The Seller hereby assigns and, if not presently assignable, agrees to assign to the Purchaser the amount of Proceeds due to the Purchaser in accordance with this Section 5.7(d). For the avoidance of doubt, if such Proceeds are in respect of an unpaid portion of the Purchased Royalty Interest, and the amount of Proceeds remaining after application of the first sentence of this Section 5.7(d) is less than such unpaid portion of the Purchased Royalty Interest, the Seller shall have no obligation to reimburse or make whole the Purchaser for such differential amount.

(e)At the direction of the Purchaser, the Seller shall charge interest on any late payment of the Royalty pursuant to Section 3.8 of the Asset Purchase Agreement.

Section 5.8 No Assignment; No Liens. The Seller shall not dispose of, assign or otherwise transfer, or grant, incur or suffer to exist any Lien on the Purchased Royalty Interest; provided, however, that if, notwithstanding the intention of the parties hereto, the transactions contemplated by this Agreement and the other Transaction Documents are determined by a court or tribunal of competent jurisdiction not to constitute a true sale of the Purchased Royalty Interest by the Seller to the Purchaser, then the foregoing provision shall not prohibit the Seller from assigning any rights it has in respect of the Purchased Royalty Interest in connection with a permitted assignment of this Agreement by the Seller in accordance with the provisions of

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Section 10.3 to any other Person with which the Seller may merge or consolidate or to which the Seller may sell all or substantially all of its assets.

Section 5.9 Audits. If requested in writing by the Purchaser, the Seller shall, to the extent permitted by Section 3.10 of the Asset Purchase Agreement, provide written notice to Provention to cause an inspection or audit in respect of payments of the Royalty under the Asset Purchase Agreement. All of the expenses of any such inspection or audit requested by the Purchaser that would otherwise be borne by the Seller pursuant to the Asset Purchase Agreement shall instead be borne by the Purchaser, including such fees and expenses of any public accounting firm engaged by the Seller in connection with such an inspection or audit, together with the Seller’s reasonable out-of-pocket costs incurred in connection with such inspection or audit. With respect to any inspection or audit requested by the Purchaser, the Seller shall select such public accounting firm as the Purchaser shall recommend for such purpose. The Seller will, subject to Section 8.5, furnish to the Purchaser a true, correct and complete copy of any inspection or audit report prepared in connection with such an inspection or audit (an “Audit Report”). If, following the completion of such inspection or audit, the Seller is required to reimburse Provention for overpayment of the Purchased Royalty Interest, then the Purchaser shall promptly upon request (and in any event [***] such request) reimburse the portion of such overpaid amount that was paid to the Purchaser to the Seller or, at the Seller’s request, to Provention on behalf of the Seller. If, following the completion of such inspection or audit conducted at the request of the Purchaser, Provention is required to reimburse the Seller for the cost of such audit or inspection as required by Section 2.11 of the Asset Purchase Agreement, then the Seller shall promptly upon receipt of such reimbursement (and in any event [***] such receipt) pay to the Purchaser the full amount of such reimbursement that was paid to the Seller. The Seller shall not initiate any inspection or audit under Section 3.10 of the Asset Purchase Agreement without
(i) consulting with the Purchaser in good faith regarding such inspection or audit and (ii) providing the Purchaser [***] and including in such inspection or audit an audit of Royalty payments, if requested by the Purchaser.

Section 5.10    Tax Matters.

(a)The Purchaser and the Seller agree that as of the Closing, each of the Initial Purchase Price and each Milestone Payment and any payment made with respect to the Purchased Royalty Interest, assuming the parties deliver the applicable documentation contemplated by Section 5.10(d), is not subject to deduction or withholding.

(b)If any applicable Law (as reasonably determined by the Purchaser in consultation with the Seller) requires the deduction or withholding of any tax by the Purchaser from the Purchase Price, the Purchaser shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law. Except as provided in Section 5.10(f), any such withheld or deducted amounts shall be treated for all purposes of the Transaction Documents as having been paid to the Seller.

(c)Notwithstanding the accounting treatment therefor and unless otherwise required by applicable Law, for all U.S. federal and applicable state and local tax purposes, the

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Seller and the Purchaser shall treat (i) the Purchaser’s payment of the Initial Purchase Price (pursuant to Section 2.2) and the Purchaser’s payment of each Milestone Payment (pursuant to Section 2.5) as received by the Seller in a taxable transaction and (ii) the Purchaser as the recipient of the payments made with respect to the Purchased Royalty Interest. If there is an inquiry by any Governmental Authority of the Seller or the Purchaser related to this Section 5.10, the Parties shall cooperate with each other in responding to such inquiry in a commercially reasonable manner consistent with this Section 5.10.

(d)On or prior to the Closing Date, and throughout the term of this Agreement whenever required by Law or requested by the Seller in order for the Seller to have on file an accurate and valid IRS Withholding Form, the Purchaser shall deliver to the Seller a duly completed and valid (i) IRS Form W-9, (ii) IRS Form W-8BEN-E claiming treaty benefits under a double taxation treaty in a manner qualifying for a zero percent (0%) withholding rate with respect to the payments made to the Purchaser under the Transaction Documents or Asset Purchase Agreement, (iii) IRS Form W-8IMY to which a form set forth in the preceding (i) or
(ii) is attached, or (iv) other applicable IRS Form W-8 that indicates no withholding is required with respect to the payments made to the Purchaser under the Transaction Documents (or, in each case, any successor or other applicable form prescribed by the U.S. Internal Revenue Service) (in each case ((i) through (iv)), the “IRS Withholding Form”). On or prior to the Closing Date, and prior to any payment of a Milestone Payment if required by Law or requested by the Purchaser in order for the Purchaser to have on file an accurate and valid IRS Form W-9 prior to the payment of a Milestone Payment, the Seller shall deliver to the Purchaser a duly completed and valid IRS Form W-9.

(e)All payments to the Purchaser under the Transaction Documents shall be made without any deduction or withholding by the Seller for or on account of any tax, unless required by applicable Law. If any applicable Law (as reasonably determined by the Seller in consultation with the Purchaser) requires the deduction or withholding of any tax by the Seller or Provention (as applicable), then the Seller or Provention (as applicable) shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law. Except as provided in Section 5.10(f), any such withheld or deducted amounts shall be treated for all purposes of the Transaction Documents as having been paid to the Purchaser.

(f)Notwithstanding anything in this Agreement to the contrary, if an action (including but not limited to any assignment of rights or obligations under this Agreement or the Asset Purchase Agreement, or any failure to comply with applicable Law or filing or record retention requirements (including a party’s failure to comply with Section 5.10(d) or Section 6.3(e)) by a party hereto leads to the imposition of withholding taxes on payments to the other party under the Transaction Documents or the Asset Purchase Agreement that would not have been imposed in the absence of such action or in an increase in such liability above the liability that would have been imposed in the absence of such action (any such action, a “Withholding Action”), then the sum payable by the party responsible for such Withholding Action shall be increased to the extent necessary to ensure that the other party receives a sum equal to the sum which it would have received had no such Withholding Action occurred. The Seller shall not agree with Provention to [***] of any taxes or withholding

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requirements to be allocated between the Seller and Provention under Section 3.9 of the Asset Purchase Agreement without the written consent of the Purchaser.

(g)Notwithstanding anything to the contrary in this Agreement, the party making payment (the “Payor”) shall use commercially reasonable efforts to give the other party notice and the opportunity, in good faith, to contest and prevent such withholding and deduction contemplated by Section 5.10(b) or Section 5.10(e). The Payor shall use commercially reasonable efforts to give or cause to be given to the payee such assistance and such information concerning the reasons for withholding or deduction (including, in reasonable detail, the method of calculation for the deduction or withholding thereof) as may be reasonably requested by the payee and at the payee’s expense to enable the payee to claim exemption therefrom, or credit therefor, or relief (whether at source or by reclaim) therefrom, and, in each case, shall furnish the payee, with proper evidence of the taxes withheld and deducted and remitted to the relevant Governmental Authority.

Section 5.11 Change of Name, Jurisdiction, Etc. The Seller shall provide written notice to the Purchaser [***] (a) a change in the Seller’s legal name or type of organization or (b) a change of the Seller’s jurisdiction of organization. At the reasonable request of the Purchaser, the Seller shall promptly provide the Purchaser with certified copies of its organizational documents reflecting any of the changes described in this Section 5.11.

Section 5.12 Provention Directions. After the Closing, the Seller shall not, without the Purchaser’s prior written consent, deliver any directions to Provention regarding payment of the Purchased Royalty Interest or revoke, amend, waive or modify the Initial Provention Instruction or, following its execution and delivery, the [***].

ARTICLE VI THE CLOSING

Section 6.1 Closing. The closing of the transactions contemplated hereby (the “Closing”) shall take place on the [***] following date hereof (the “Closing Date”) via the remote exchange of documents and signatures, or at such other time and location as the parties hereto mutually agree.

Section 6.2 Payment of Initial Purchase Price. At the Closing, the Purchaser shall deliver to the Seller payment of the Initial Purchase Price by wire transfer of immediately available funds to the Seller Account, without any deduction for withholding or other taxes and without any other set-off or deduction of any kind.

Section 6.3    Closing Deliverables.

(a)At the Closing, each of the Seller and the Purchaser shall deliver to the other party hereto a duly executed counterpart to the Bill of Sale, evidencing the sale and assignment to the Purchaser of the Purchased Royalty Interest.

(b)At the Closing, each of the Seller and the Purchaser shall deliver to the other party hereto, and to the Paying Agent, and shall receive from the Paying Agent, a duly executed counterpart to the Paying Agent Agreement.

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(c)At the Closing, the Seller shall deliver to the Purchaser a certificate of an executive officer of the Seller, dated as of the Closing Date, certifying as to the (i) accuracy and completeness of attached copies of the organizational documents of the Seller and resolutions of the governing body of the Seller authorizing and approving the execution, delivery and performance by the Seller of the Transaction Documents and the transactions contemplated thereby and (ii) the incumbency of the officer or officers of the Seller who have executed and delivered the Transaction Documents, including therein a signature specimen of each such officer or officers.

(d)At the Closing, the Purchaser shall deliver to the Seller a certificate of an executive officer of the Purchaser, dated as of the Closing Date, certifying as to the (i) accuracy and completeness of attached copies of the organizational documents of the Purchaser and resolutions of the governing body of the Purchaser authorizing and approving the execution, delivery and performance by the Purchaser of the Transaction Documents to which it is a party and the transactions contemplated thereby and (ii) the incumbency of the officer or officers of the Purchaser who have executed and delivered the Transaction Documents, including therein a signature specimen of each such officer or officers.

(e)At the Closing, the Seller shall deliver to the Purchaser a duly completed and executed IRS Form W-9.

(f)At the Closing, the Purchaser shall deliver to the Seller an IRS Withholding Form.

(g)Promptly following the Closing, but in any event [***] thereafter, the Seller shall deliver to Provention a duly executed copy of the Initial Provention Instruction and shall provide evidence to Purchaser of such delivery.

(h)At the Closing, the Seller shall deliver to the Purchaser an electronic copy of the information and documents posted to the virtual data room hosted on behalf of the Seller in connection with the transactions contemplated by this Agreement, to which the Purchaser’s designees were granted access.

ARTICLE VII INDEMNIFICATION

Section 7.1 Indemnification by the Seller. The Seller agrees to indemnify and hold harmless the Purchaser and its Affiliates and any or all of their respective partners, directors, officers, managers, employees, agents, successors and direct and indirect owners (each, a “Purchaser Indemnified Party”) from and against, and will pay to each Purchaser Indemnified Party the amount of, any and all Losses awarded against or incurred or suffered by such Purchaser Indemnified Party, whether or not involving a Third Party Claim, arising out of (a) any breach of any representation or warranty made by the Seller in any of the Transaction Documents, (b) any breach of or default under any covenant or agreement of the Seller in any of the Transaction Documents and (c) all liabilities and obligations of the Seller or any of its Affiliates that are retained by the Seller or any of its Affiliates as described in Section 2.3; provided, however, that the foregoing shall exclude any indemnification to any Purchaser

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Indemnified Party (i) that results from the bad faith, gross negligence or willful misconduct of any Purchaser Indemnified Party, (ii) that results from the failure of Provention to perform any of its obligations under the Asset Purchase Agreement, unless resulting from the breach or default by the Seller of or under the Asset Purchase Agreement and except to the extent the Seller fails to comply with Section 5.7 in enforcing such obligations of Provention, or (iii) to the extent resulting from acts or omissions of the Seller taken (or omitted to be taken) at the direction of any Purchaser Indemnified Party as set forth in any written instructions from any Purchaser Indemnified Party to the Seller. Any amounts due to any Purchaser Indemnified Party (as determined in accordance with and subject to the limitations, terms and conditions of this Article
VII) hereunder shall be payable by the Seller to such Purchaser Indemnified Party [***] following written demand delivered to the Seller by such Purchaser Indemnified Party.

Section 7.2 Indemnification by the Purchaser. The Purchaser agrees to indemnify and hold each of the Seller and its Affiliates and any or all of their respective partners, directors, officers, managers, members, employees, agents, successors and direct and indirect owners (each, a “Seller Indemnified Party”) harmless from and against, and will pay to each Seller Indemnified Party the amount of, any and all Losses awarded against or incurred or suffered by such Seller Indemnified Party, whether or not involving a Third Party Claim, arising out of (a) any breach of any representation or warranty made by the Purchaser in any of the Transaction Documents and (b) any breach of or default under any covenant or agreement of the Purchaser in any Transaction Document to which the Purchaser is party or in the Existing Confidentiality Agreement; provided, however, that the foregoing shall exclude any indemnification to any Seller Indemnified Party (i) that results from the bad faith, gross negligence or willful misconduct of any Seller Indemnified Party, (ii) to the extent resulting from acts or omissions of the Seller that would entitle any Purchaser Indemnified Party to indemnification under Section
7.1 or (iii) to the extent resulting from acts or omissions of the Purchaser taken (or omitted to be taken) at the direction of any Seller Indemnified Party as set forth in any written instructions from any Seller Indemnified Party to the Purchaser. Any amounts due to any Seller Indemnified Party (as determined in accordance with and subject to the limitations, terms and conditions of this Article VII) shall be payable by the Purchaser to such Seller Indemnified Party [***] written demand by such Seller Indemnified Party.

Section 7.3 Procedures for Third Party Claims.
(a)If any claim or demand made by any Person other than the Purchaser or the Seller or their respective Affiliates against a Purchaser Indemnified Party or a Seller Indemnified Party, as applicable (a “Third Party Claim”) shall be brought or alleged against an indemnified party in respect of which indemnity is to be sought against an indemnifying party pursuant to Section 7.1 or Section 7.2, the indemnified party shall, promptly after receipt of notice of the commencement of such Third Party Claim, notify the indemnifying party in writing of the commencement thereof, enclosing a copy of all papers served, if any; provided, that the failure to so notify such indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party under Section 7.1 or Section 7.2 unless, and only to the extent that, the indemnifying party is actually prejudiced by such failure.
(b)In the event that any Third Party Claim is brought against an indemnified party and it notifies the indemnifying party of the commencement thereof in accordance with this Section 7.3, the indemnifying party will be entitled, at the indemnifying party’s sole cost and expense, to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Article VII for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

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(c)In any such Third Party Claim, an indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the sole cost and expense of such indemnified party unless (a) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (b) the indemnifying party has assumed the defense of such proceeding and has failed within a reasonable time to retain counsel reasonably satisfactory to such indemnified party or (c) the named parties to any such Third Party Claim (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between them based on the advice of counsel to the indemnifying party. It is agreed that the indemnifying party shall not, in connection with any Third Party Claim or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate law firm (in addition to local counsel where necessary) for all such indemnified parties.

(d)The indemnifying party shall not be liable for any settlement of any Third Party Claim effected without its written consent, but, if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any Loss by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or discharge of any pending or threatened Third Party Claim in respect of which any indemnified party is a party and indemnity could be sought hereunder by such indemnified party, unless such settlement, compromise or discharge, as the case may be, (i) includes an unconditional written release of such indemnified party, in form and substance reasonably satisfactory to the indemnified party, from all liability on claims that are the subject matter of such claim or proceeding, (ii) does not include any statement as to an admission of fault, culpability or failure to act or violation of Law by or on behalf of any indemnified party, and
(iii) does not impose any continuing material obligation or restrictions on any indemnified party and provides that monetary damages are the sole relief for such Third Party Claim.

Section 7.4 Other Claims. A claim by an indemnified party under this Article VII for any matter not involving a Third Party Claim and in respect of which such indemnified party would be entitled to indemnification hereunder may be made by delivering, in good faith, a written notice of claim to the indemnifying party (a “Claim Notice”), which notice shall contain
(a) a description and the amount or estimated amount of any Losses incurred or suffered or reasonably expected to be incurred or suffered by the indemnified party, if known or reasonably capable of estimation, and the method of computation of such Losses, (b) a statement that the

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indemnified party is entitled to indemnification under this Article VII for such Losses and a reasonable explanation of the basis therefor, and (c) a demand for payment in the amount of such Losses; provided, that the failure to so notify such indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party under Section 7.1 or Section 7.2 unless, and only to the extent that, the indemnifying party is actually prejudiced by such failure. [***] delivery of a Claim Notice, the indemnifying party shall deliver to the indemnified party a written response in which the indemnifying party shall either (i) agree that the indemnified party is entitled to receive the Claim Amount (in which case such response shall be accompanied by a payment to the indemnified party of the Claim Amount by the indemnifying party by wire transfer of immediately available funds), (ii) agree that the indemnified party is entitled to receive part, but not all, of the Claim Amount (the amount so agreed in (i) or (ii), the “Agreed Amount”) (in which case such response shall be accompanied by a payment to the indemnified party of the Agreed Amount by the indemnifying party by wire transfer of immediately available funds) or
(iii) contest that the indemnified party is entitled to receive any of the Claim Amount. If any such dispute is not resolved [***] the delivery by the indemnifying party of such response, the indemnifying party and the indemnified party shall each have the right to submit such dispute to a court of competent jurisdiction in accordance with the provisions of Section 10.8. If the indemnifying party does not notify the indemnified party [***] its receipt of a Claim Notice that the indemnifying party disputes its liability to the indemnified party under Section 7.1 or Section 7.2 in whole or in part, such claim specified by the indemnified party in such Claim Notice shall be conclusively deemed a liability of the indemnifying party under Section 7.1 or Section 7.2 and the indemnifying party shall pay the amount of such liability to the indemnified party on demand or, in the case of any Claim Notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined. For all purposes of this Section 7.4, the Seller shall be entitled to deliver such Claim Notice to the Purchaser on behalf of the Seller Indemnified Parties, and the Purchaser shall be entitled to deliver such Claim Notice to the Seller on behalf of the Purchaser Indemnified Parties.

Section 7.5    Limitations on Liability.

(a)The Seller shall have liability under Section 7.1(a) with respect to any breach of any representation or warranty made by the Seller in any of the Transaction Documents [***], the Purchaser notifies the Seller of a claim in respect of such breach in accordance with [***], as to which a claim may be made at any time [***] and (B) [***], as to which a claim may be made at any time [***].
(b)The Purchaser shall have liability under Section 7.2(a) with respect to any breach of any representation or warranty made by the Purchaser in any of the Transaction Documents, [***], the Seller notifies the Purchaser of a claim in respect of such breach in accordance with [***], as to which a claim may be made at any time [***], and other than [***].

(c)No party hereto shall be liable for any consequential (including lost profits), punitive, special, indirect or incidental damages under this Article VII (and no claim for indemnification hereunder shall be asserted) as a result of any breach or violation of any covenant or agreement of such party (including under this Article VII but excluding Article VIII) in or pursuant to this Agreement. Notwithstanding the foregoing, the Purchaser shall be entitled to make indemnification claims, in accordance with the procedures set forth in this Article VII, for Losses that include any portion of the Purchased Royalty Interest that the Purchaser was entitled to receive but did not receive timely or at all due to any indemnifiable events under this Agreement, and such portion of the Purchased Royalty Interest shall not be deemed consequential (including lost profits), punitive, special, indirect or incidental damages for any purpose of this Agreement. Notwithstanding the foregoing, other than with respect to any fraud, willful misconduct, or intentional misrepresentation, (i) in no event shall an indemnifying party’s

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aggregate liability for Losses under Section 7.1 or Section 7.2, as the case may be, [***] and (ii) no indemnifying party shall have any liability for Losses under Section 7.1(a) or Section 7.2(a), as the case may be, unless and [***], in which event the indemnifying party shall be liable for all Losses including such amount; provided that the foregoing limitations shall not apply to any Losses arising from a failure by the Purchaser to pay any portion of the Purchase Price in accordance with Section 2.5.

Section 7.6    Exclusive Remedy; Set-Offs.

(a)Except in the case of actual fraud and except as set forth in Section 10.1 or the failure by the Purchaser to pay any portion of the Purchase Price, the indemnification afforded by this Article VII shall be the sole and exclusive remedy for any and all Losses awarded against or incurred or suffered by a party in connection with the transactions contemplated by the Transaction Documents, including with respect to any breach of any representation or warranty made by a party in any of the Transaction Documents or any certificate delivered by a party to the other party in writing pursuant to this Agreement or any breach of or default under any covenant or agreement by a party pursuant to any Transaction Document.

Notwithstanding anything in this Agreement to the contrary, the parties acknowledge and agree that, in addition to any other right or remedy under this Agreement, the Purchaser shall have the right, but not the obligation, from time to time to set off against a Milestone Payment, to the extent the same becomes owed and has not yet been paid, any indemnification payments to which any Purchaser Indemnified Party is entitled pursuant to, andin accordance with, Article VII of this Agreement and any Losses in respect of claims for fraud, willful misconduct or intentional misrepresentation in bad faith (it being understood that nothing in this Section 7.6(b) shall be construed to limit or otherwise impair any right or remedy of any Purchaser Indemnified Party under this Article VII).

(b)In addition, in the event that a court of competent jurisdiction makes a final and unappealable ruling in accordance with the provisions of Section 10.8 that the Purchaser has breached this Agreement by failing to pay a Milestone Payment when due, the Seller shall have a right to recoup such Milestone Payment not paid by the Purchaser, together with any late fee in respect thereof in accordance with Section 5.4(c), from the Purchased Royalty Interest. For the avoidance of doubt, this Agreement and the other Transaction Documents (including all agreements, schedules and exhibits hereto and thereto and the documents and instruments referred to herein that are to be delivered at the Closing Date) shall constitute a “single integrated agreement” and the transactions contemplated thereby shall constitute a “single integrated transaction” in each case for purposes of recoupment.

ARTICLE VIII CONFIDENTIALITY

Section 8.1 Confidentiality. Except as provided in this Article VIII or Section 5.1, during the term of this Agreement and until the [***] of the date of termination of this Agreement, each party (the “Receiving Party”) (i) shall keep confidential, and shall not publish or otherwise disclose to any Person (other than its Affiliates and its and its Affiliates’ Representatives), and shall cause its Affiliates and its and its Affiliates’ Representatives to keep confidential, not publish or otherwise disclose any Confidential Information (as defined below) and (ii) shall not, and shall cause its Affiliates and its and its Affiliates’ Representatives not to, use for any purpose other than as provided for in this Agreement (which includes the exercise of any rights or the performance of any obligations hereunder), the terms of this Agreement or any information (whether written or oral, or in electronic or other form) furnished to it by or on behalf of the other party (the “Disclosing Party”) pursuant to the Existing Confidentiality Agreement (as defined below) or this Agreement including Provention Confidential Information (such information,

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“Confidential Information” of the Disclosing Party, provided that the terms of this Agreement shall be Confidential Information of both parties and Provention Confidential Information shall at all times be Confidential Information of the Seller), except for that portion of such information that:

(i)was known by the Receiving Party prior to disclosure by the Disclosing Party, as evidenced by internal records or documentation of the Receiving Party; or

(ii)is in the public domain or subsequently enters the public domain through no fault of the Receiving Party; or

(iii)is received by the Receiving Party from an independent Third Party with the lawful right to disclose it; or
(iv)was independently developed by the Receiving Party (or its Affiliates’) employees or contractors without the use of or reference to Confidential Information of the Disclosing Party, as evidenced by internal records or documentation of the Receiving Party.

Each party hereby acknowledges that the United States federal and state securities laws prohibit any Person that has material, non-public information about a company from purchasing or selling securities of such a company or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.

Section 8.2 Termination of Existing Confidentiality Agreement. Effective upon the date hereof, the Existing Confidentiality Agreement shall terminate and be of no further force or effect, and shall be superseded by the provisions of this Article VIII.

Section 8.3 Required Disclosure. Without limiting Section 5.1, in the event that the Receiving Party or its Affiliates or any of its or its Affiliates’ employees, officers, directors, representatives or agents (collectively, “Representatives”) are requested by a Governmental Authority or required by applicable Law or legal process (including the regulations of a stock exchange or Governmental Authority or the order or ruling of a court, administrative agency or other government or regulatory body of competent jurisdiction) to disclose any Confidential Information, the Receiving Party shall promptly, to the extent practicable or permitted by Law, notify the Disclosing Party in writing of such request or requirement so that the Disclosing Party may seek (at the Disclosing Party’s sole expense) an appropriate protective order or other appropriate remedy (and if the Disclosing Party seeks such an order or other remedy, the Receiving Party will provide such cooperation, at the Disclosing Party’s sole expense, as the Disclosing Party shall reasonably request). If no such protective order or other remedy is sought or obtained and the Receiving Party or its Affiliates or its or its Affiliates’ Representatives are, in the view of their respective counsel (which may include their respective internal counsel), legally required to disclose Confidential Information, the Receiving Party or its Affiliates or its or its Affiliates’ Representatives, as the case may be, shall only disclose that portion of the Confidential Information that their respective counsel advises that the Receiving Party or its Affiliates or its or its Affiliates’ Representatives, as the case may be, are required to disclose and will exercise commercially reasonable efforts, at the Disclosing Party’s sole expense, to obtain confidential treatment of that portion of the Confidential Information that is being disclosed. In any event, the Receiving Party will not oppose action by the Disclosing Party to obtain an appropriate protective order or confidential treatment of the Confidential Information. Notwithstanding the foregoing, notice to the Disclosing Party shall not be required where disclosure is made (i) in response to a request by a Governmental Authority having competent jurisdiction over the Receiving Party, its Affiliates or its or its Affiliates’ Representatives, as the case may be, or (ii) in connection with a routine examination by a regulatory examiner, where in each case such request or examination does not expressly reference the Disclosing Party, its Affiliates, the Purchased Royalty Interest or this Agreement.

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Section 8.4    Permitted Disclosure.

(a)Each party may disclose Confidential Information to the extent such disclosure is reasonably necessary in the following situations:
(i)in connection with the enforcement of its rights and remedies hereunder or prosecuting or defending any litigation;

(ii)for regulatory, tax or customs purposes;

(iii)for audit purposes, provided that each recipient of Confidential Information must be bound by contractual or professional obligations of confidentiality and non- use no less rigorous than those in this Article VIII prior to any such disclosure;

(iv)disclosure to its Affiliates and its and its Affiliates’ Representatives on a need-to-know basis, provided that each recipient of Confidential Information must be bound by contractual or professional obligations of confidentiality and non- use no less rigorous than those in this Article VIII prior to any such disclosure;

(v)disclosure to its actual or potential investors and co-investors, and other sources of financing, including debt financing, and their respective accountants, financial advisors and other professional representatives, provided, that such disclosure shall be made only to the extent customarily required to consummate such investment or financing transaction and that each recipient of Confidential Information must be bound by contractual or professional obligations of confidentiality and non-use no less rigorous than those in this Article VIII prior to any such disclosure;

(vi)in connection with a merger, acquisition or change of control (including to fulfill due diligence inquiries related to a prospective merger, acquisition or change of control), provided that each recipient of Confidential Information must be bound by contractual or professional obligations of confidentiality and non-use no less rigorous than those in this Article VIII prior to any such disclosure; or

(vii)as set forth in Section 5.1.

(b)Notwithstanding the foregoing, in the event the Receiving Party is required to make a disclosure of the Disclosing Party’s Confidential Information pursuant to Section 8.4(a)(i) or Section 8.4(a)(ii) it will comply with the obligations of Section 8.3, to the extent applicable.

Section 8.5 [***] if any Royalty Report, Audit Report, notice, notice, document, correspondence or other information [***]:

(a)[***]

(b)In the case of an Audit Report, [***] (i) whether or not the Seller is required to reimburse Provention for overpayment of the Purchased Royalty Interest, and if so, in what amount, (ii) whether or not Provention is required to reimburse the Seller for underpayment of the Purchased Royalty Interest, and if so, in what amount, and (iii) whether or not Provention was required to reimburse the Seller for the cost of such audit or inspection, and the amount of any reimbursement received by the Seller.
(c)[***].

ARTICLE IX TERMINATION

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Section 9.1 Termination of Agreement. This Agreement shall continue in full force and effect until [***] after such time as Provention is no longer obligated to [***], at which time this Agreement shall automatically terminate.

Section 9.2 Effect of Termination. Upon the termination of this Agreement pursuant to Section 9.1, this Agreement shall become void and of no further force and effect; provided, however, that (a) the provisions of Section 5.1, Section 5.4(a) (with respect to portions of the Purchased Royalty Interest payable to the Purchaser pursuant to clause (b) below), Section 5.4(b), Section 5.7(c), Section 5.10, Article VII, Article VIII, this Article IX and Article X shall survive such termination and shall remain in full force and effect, (b) if, upon the termination of this Agreement, any payments of the Purchased Royalty Interest are payable to the Purchaser hereunder, this Agreement shall remain in full force and effect until any and all such payments have been made in full, and (except as provided in this Section 9.2) solely for that purpose, and
(a)termination shall not relieve either Party of liability for any breach of this Agreement that occurs prior to termination.

ARTICLE X MISCELLANEOUS

Section 10.1 Specific Performance. Each of the parties hereto acknowledges that the other party hereto may have no adequate remedy at Law if any of its obligations are breached, or, in the case of Article VIII, are threatened to be breached. Accordingly, notwithstanding Article VII, each of the parties hereto agrees that, without posting bond or other undertaking, the other party hereto shall be entitled to seek a temporary or permanent injunctive relief to prevent breaches, or, in the case of Article VIII, threatened breaches, of this Agreement and to seek specific performance of this Agreement and the terms and provisions hereof in any action, suit or other proceeding instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter in addition to any other remedy to which it may be entitled, at Law or in equity. Such remedy shall not be deemed to be the exclusive remedy for breach of this Agreement but shall be in addition to all other rights and remedies available at Law or equity to the parties hereto.

Section 10.2 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be effective (a) upon receipt when sent via certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, (b) when sent via email, [***] the sending of such email, (c) upon receipt when sent by a national overnight courier, or (d) on the date personally delivered to an authorized officer of the party to which sent, in all cases of (a),
(c) and (d), with a copy emailed to the recipient at the applicable address, addressed to the recipient as follows:

if to the Seller, to:

MacroGenics, Inc.
9704 Medical Center Drive Rockville, MD 20850
Attention: President and Chief Executive Officer Attention: Senior Vice President, General Counsel Email: [***]
Email: [***]
with a copy, which shall not constitute notice, to: Cooley LLP

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3 Embarcadero Center, 20th Floor San Francisco, CA 94111 Attention: [***]
Email: [***]

if to the Purchaser, to:

DRI Healthcare Acquisitions LP c/o DRI Capital Inc.
First Canadian Place
100 King St. West, Suite 7250
P.O. Box 62
Toronto, ON M5x 1B1 Attention: [***]
Email: [***]
with a copy, which shall not constitute notice, to: Goodwin Procter LLP
100 Northern Avenue
Boston, MA 02210 Attention: [***]
Email: [***]

Each party hereto may, by notice given in accordance herewith to the other party hereto, designate any further or different address to which subsequent notices, consents, waivers and other communications shall be sent.

Section 10.3    Successors and Assigns.

(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(b)This Agreement, or any rights or obligations hereunder, may not be assigned by the Seller without the prior written consent of the Purchaser; provided that the Seller may assign this Agreement in its entirety to any Person that acquires all or substantially all of the Seller’s business, whether by merger, sale of assets or otherwise so long as (i) the Seller promptly notifies the Purchaser of such assignment, (ii) such assignee expressly assumes all obligations of the Seller under the Transaction Documents (with any certifications required by officers of the Seller hereunder replaced by officers of such assignee having similar authority) and (iii) if such assignee is Provention, then Provention expressly agrees to continue performing its obligations set forth in the Asset Purchase Agreement in respect of and relating to the Purchased Royalty Interest as if such assignment had not occurred.

(c)This Agreement as a whole may not be assigned by the Purchaser without the prior written consent of the Seller; provided that the Purchaser may assign its rights and obligations under this Agreement in its entirety to an Affiliate of the Purchaser or to any Person that acquires all or substantially all the Purchaser’s assets, whether by merger, sale of assets or otherwise, provided that (a) the Purchaser promptly notifies the Seller of such assignment, (b) such assignee complies with Section 5.10(d) (replacing “Purchaser” wherever it appears with such assignee and replacing “Closing Date” with the date of such assignment), and [***].

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(d)Notwithstanding the foregoing, the Purchaser may assign its rights but not its obligations under this Agreement without the prior written consent of the Seller; provided that
(a) the Purchaser promptly notifies the Seller of such assignment, (b) each such assignee complies with Section 5.10(d) (replacing “Purchaser” wherever it appears with such assignee and replacing “Closing Date” with the date that such assignee acquires an interest in the Purchaser’s rights hereunder), and (c) if the Purchaser assigns its right under this Agreement to more than one party, Provention shall not be requested or instructed to pay the Purchased Royalty Interest to more than one bank account.

(e)Any assignee of the rights of the Purchaser to receive Confidential Information of the Seller under this Agreement shall, as a condition to such assignment, agree in writing to be subject to confidentiality and non-use obligations no less rigorous than those set forth in Section 5.1 and Article VIII with respect to such Confidential Information.

(f)Any purported assignment in violation of this Section 10.3 shall be null and void.

Section 10.4 Independent Nature of Relationship. The relationship between the Seller and the Purchaser is solely that of seller and purchaser, and neither the Seller nor the Purchaser has any fiduciary or other special relationship with the other party hereto or any of its Affiliates. Nothing contained in this Agreement or in any other Transaction Document shall be deemed for any purpose (including tax purposes) to constitute the Seller and the Purchaser as a partnership, agency, an association, a joint venture or any other kind of entity or legal form. If there is an inquiry by any Governmental Authority of the Purchaser or the Seller related to the treatment described in this Section 10.4, the Purchaser and the Seller shall cooperate with each other in responding to such inquiry in a reasonable manner which is consistent with this Section 10.4.

Section 10.5 Entire Agreement. This Agreement, together with the Exhibits and Schedules hereto and the other Transaction Documents constitute a complete and exclusive statement of the terms of agreement between the Parties, and supersede all prior agreements, understandings and negotiations, both written and oral, between the Parties (and, for this purpose, DRI Capital Inc.), with respect to the subject matter of this Agreement, including (a) that certain [***] and (b) that certain Mutual Confidential Disclosure Agreement, [***], between the Seller and DRI Capital Inc. (the “Existing Confidentiality Agreement”). No representation, inducement, promise, understanding, condition or warranty not set forth herein (or in the Exhibits or Schedules hereto or the other Transaction Documents) has been made or relied upon by either Party.

Section 10.6 No Third Party Beneficiaries. This Agreement is for the sole benefit of the Seller and the Purchaser and their permitted successors and assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such successors and assigns, any legal or equitable rights hereunder; except that the Purchaser Indemnified Parties and Seller Indemnified Parties shall be third party beneficiaries of the benefits provided for in Article VII.

Section 10.7    Governing Law; Jurisdiction; Venue; Consent to Service.

(a)THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

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(b)Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any Judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by applicable Law, in such federal court. Each of the parties hereto agrees that a final Judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the Judgment or in any other manner provided by applicable Law.

(c)Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 10.6(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)Each of the parties hereto irrevocably consents to service of process in the manner provided for notices in Section 10.2. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Law. Each of the parties hereto waives personal service of any summons, complaint or other process, which may be made by any other means permitted by New York law.

Section 10.8 Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS PURCHASE AND SALE AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY HERETO WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS PURCHASE AND SALE AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.8.

Section 10.9 Severability. If one or more provisions of this Agreement are held to be invalid, illegal or unenforceable by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, which shall remain in full force and effect, and the parties hereto shall replace such invalid, illegal or unenforceable provision with a new provision permitted by applicable Law and having an economic effect as close as possible to the invalid, illegal or unenforceable provision. Any provision of this Agreement held invalid, illegal or unenforceable only in part or degree by a court of competent jurisdiction shall remain in full force and effect to the extent not held invalid, illegal or unenforceable.

Section 10.10 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. Any

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counterpart may be executed by facsimile or Adobe™ Portable Document Format (PDF) sent by electronic mail or any electronic signature complying with the U.S. Federal ESIGN Act of 2000 will be deemed to be original signatures, will be valid and binding upon the parties, and, upon delivery, will constitute due execution of this Agreement.

Section 10.11 Amendments; No Waivers. Neither this Agreement nor any term or provision hereof may be amended, supplemented, restated, waived, changed or modified except with the written consent of the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No notice to or demand on either party hereto in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval hereunder shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.

Section 10.12 Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by applicable Law. Without limiting the foregoing, the Seller hereby authorizes the Purchaser, at any time and from time to time, to the fullest extent permitted by applicable Law, to offset any amounts payable by the Purchaser to, or for the account of, the Seller against any obligations of the Seller to the Purchaser arising in connection with the Transaction Documents (including amounts payable pursuant to Article VII) that are then due and payable.

Section 10.13 Table of Contents and Headings. The Table of Contents and headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

{SIGNATURE PAGE FOLLOWS}

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IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be duly executed by its authorized representative as of the day and year first written above.

MACROGENICS, INC.

By:    /s/ Scott Koenig, M.D., Ph.D.     Name: Scott Koenig, M.D., Ph.D.
Title: President and Chief Executive Officer

[Signature Page to Purchase and Sale Agreement]

IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be duly executed by its authorized representative as of the day and year first written above.

MACROGENICS, INC.

By:         Name: Scott Koenig, M.D., Ph.D.
Title: President and Chief Executive Officer

DRI HEALTHCARE ACQUISITIONS LP

By: DRC Management III LLC 2, Its: General Partner

By:    /s/ Grant Cellier
Name: Grant Cellier Title: Manager

[Signature Page to Royalty Purchase Agreement]